EXHIBIT 3(i)

                 ARTICLES OF INCORPORATION OF IBT BANCORP, INC.


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                                IBT BANCORP, INC.

                       RESTATED ARTICLES OF INCORPORATION
                       ----------------------------------

1. Name. The name of the corporation is IBT Bancorp, Inc. (hereinafter referred to as the "Corporation").

2. Registered Office. The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 309 Main Street, Irwin, County of Westmoreland, Pennsylvania 15642.

3. Nature of Business. To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania.

4.   Duration. The term of the existence of the Corporation shall be perpetual.

5. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000 of which 50,000,000 shall be common stock, par value $1.25 per share.

6. Cumulative Voting Rights. Cumulative voting rights shall not exist with respect to the election of directors.

7.   Opposition of Tender (or other offer)

     A. The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

          (1)  Whether the offer price is acceptable based on the historical and
               present   operating   results  or  financial   condition  of  the
               corporation.

          (2) Whether a more favorable price could be obtained for the corporation's securities in the future.

          (3) The impact which an acquisition of the corporation would have on its employees, depositors and customers of the corporation and its subsidiaries in the community which they serve.


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          (4)  The  reputation  and  business  practices  of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock.

          (5) The value of the securities, if any, which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered.

          (6) Any antitrust or other legal and regulatory issues that are raised by the offer.

     B. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

8. Classification of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than five (5) Directors; Class 2, consisting of not more than five (5) Directors; and Class 3, consisting of not more than five
     (5) Directors. The initial Directors of Class 1 shall serve until the first
     (1st) annual meeting of shareholders. At the first (1st) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three
     (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of the shareholders the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three
     (3) years for three (3) year terms. Each Director shall serve until his/her

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     successor  shall have been elected and shall  qualify,  even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

9. Filling of Vacancies in Board of Directors Caused by Increase in Number of Directors. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors. The Board of Directors shall specify the class in which a director so elected shall serve. Any director elected by the Board of Directors shall hold office only until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, notwithstanding that the term of office of the other directors in the class of which he is a member does not expire at the time of such meeting. His successor shall be elected by the shareholders to a term of office which shall expire at the same time as the term of office of the other directors in the class to which he is elected.

10. Number of Directors. The Board of Directors shall consist of not less than seven (7) nor more than fifteen (15) shareholders, the exact number to be stated in the bylaws.

11. Preemptive Rights. No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purchase or receive any shares of the corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities, issued or sold by the corporation for cash or any other form of consideration, any such shares, securities or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board in its discretion shall deem advisable.

12.  Business Combinations.

     A. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

          (1) the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation; or





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          (2)  the  holders of at least  sixty-six  and  two-thirds  percent (66
               2/3%)  of  the   outstanding   shares  of  Common  Stock  of  the
               Corporation, provided that such transaction has received the prior approval of eighty percent (80%) of the entire Board of Directors.

     Any business combination involving a 5% Stockholder (as hereinafter defined) shall require the percentage approval referenced in subparagraphs
     A.1. and A.2. in addition to any shares beneficially owned by such 5% Stockholder (i.e. in computing the aforesaid percentages, the shares owned by the 5% shareholder shall not be considered).

     B.   Notwithstanding  the percentage  approval  referenced in subparagraphs
          A.1. and A.2., no merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation is at lest equal to the higher of the following:

          (1) the highest per share price (with appropriate adjustments for recapitalization and for stock splits, stock dividends and like distributions) paid by the 5% Stockholder in acquiring any of its holdings of the Corporation's Common Stock; and

          (2) the market value per share of common stock on the announcement date with respect to such Business Combination.

     C.   For the purpose of this Article:

          (1) A "person" shall mean any individual, firm, Corporation or other entity.

          (2) "5% Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction,

               a. is the beneficial owner, directly or indirectly, of not less than 5% of the Voting Shares, or

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               b.   is an  Affiliate of the  Corporation  and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 5% of the then outstanding Voting Shares, or

               c. is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any 5% Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (3)  A person shall be the "beneficial owner" of any Voting Shares:

          a. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly; or

          b. which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

          c. which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

     (4). The term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a business combination in which the Corporation is the surviving corporation.



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     (5)  "Affiliate" and "Associate"  shall have the respective  meanings given those terms in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934.

     (6)  The term "market value" shall mean:

          a. in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York stock-exchange-listed stocks, or, if such stock is not quoted on such composite tape or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and

          b. in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

13.  Indemnification, etc. of Officers, Directors, Employees and Agents.

     A. Persons. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by

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          reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

          1.   he is successful on the merits or otherwise; or

          2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a business combination not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D.   Extent --  Nonderivative  Suits.  In case of a threatened,  pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to
          (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:


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          1.   he is successful on the merits or otherwise; or

          2. he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a business combination not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

     F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

          1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

          2. independent legal counsel (appointed by a majority vote of a quorum of the disinterested directors of the Corporation), in a written opinion; or

          3.   the stockholders of the Corporation.

     G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H. Advancement of Expenses. Reasonable expenses incurred by a director, officer, or employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article 13.B may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the

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          person is not entitled to be indemnified by the Corporation.

     I. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     J. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     K. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

     L. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to Article 13.F hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     M. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article, the

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          Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the
          person   seeking   indemnification   unless  such   initiation  of  or
          participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

     N. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     If Pennsylvania law is amended to permit further indemnification of the directors, officers, employees and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Pennsylvania law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

14. Amendments to Articles. These Articles of Incorporation may not be amended unless first approved by the affirmative vote of:

     A. the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation; or

     B. the holders of at least fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, provided that such amendment has received the prior approval of eighty percent (80%) of the entire Board of Directors.



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